Exhibit 99.2

Investor Presentation February 2017 www.bioniklabs.com OTCQX:BNKL Advanced robotic products for sufferers of neurological impairment

LEGAL DISCLAIMER This presentation contains forward - looking statements relating to future events or the future financial performance and operations of Bionik . Forward - looking statements, which involve assumptions and describe Bionik’s intent, belief or current expectations about its business opportunities, prospects, performance and results, are generally identifiable by use of the words “may,” “could,” “should,” “will,” “would,” “expect,” “anticipate,” “plan,” “potential,” “estimate,” “believe,” “intend,” “project,” “forecast,” the negative of such words and other variations on such words or similar terminology . These forward - looking statements are not guarantees of future performance and by their nature involve known and unknown risks and uncertainties that may cause actual opportunities, prospects, performance and results to vary from those presented in this document, and those variances may be material . In evaluating such statements, prospective investors should carefully consider the various risks and uncertainties identified in Bionik’s public filings, such as market risk, liquidity risk, competitive risk, regulatory risk and other commonly recognized forms of risk relating to Bionik and its securities . In light of these risks, uncertainties and assumptions, the forward - looking events discussed in this document might not occur . Further information regarding these and other risks, as well as other information about the Company, is described from time to time in the Company’s filings with the SEC, which can be accessed at www . sec . gov . Bionik is not obligated to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise . 2

3 BIONIK OVERVIEW • Founded in 2011 in Toronto - Initial focus - assistive technology • Acquired Interactive Motion Technologies (Boston - based) in 2016 - Founded by two world leaders in robotic technology from MIT - Industry leading patented technology and products • Proprietary product portfolio with 3 products in market with regulatory (FDA) clearance and 4 additional products under development • Most comprehensive clinical evidence/results – in > 200 peer reviewed journals testing > 1000 patients • Leveraging clinical relationships to access home market to significantly expand commercial opportunity • Commenced negotiations for distribution and development agreements with large Asian companies to expand reach into Asian markets • Immediate focus on growing revenues of commercial products and bringing new products to market OTCQX:BNKL

OUR VISION AND MISSION There is a rapidly growing need for quality of life solutions for the millions of mobility challenged people, while reducing the financial burden to the society. Our goal is to be the market leader in evidence based rehabilitative and assistive robotic technologies from hospital to home, allowing people to lead fuller and more independent lives. 4 A true unmet need… Bionik’s solution…

5 INVESTMENT HIGHLIGHTS Large & Growing Patient Population Emergence of Mobility Rehabilitation Robotics Bionik’s Technologies Already in Market Extensive Clinical Data Supporting Efficacy and Cost Savings Deep Product Pipeline: Hospital - > Home

6 Source: Forecasting the Future of Stroke in the United States; Stroke; August 2013, Volume 44, Issue 8 Source: Global and regional burden of stroke during 1990 – 2010: findings from the Global Burden of Disease Study 2010; 18 January 2014, Volume 383, No. 9913 Global stroke incidence per 100,000 people* US Healthcare spend for stroke by age to 2030 Key Challenges • #1 Cause of serious long - term disability worldwide • Globally 16 Million new patients annually - will double by 2030 and double again by 2050 Key Healthcare Trends • Reimbursement shifting towards better patient outcomes vs patient volumes • Robots be i n g a d o p t e d to increase clinical efficacy thru treatment standardization and optimization • Payers and providers moving patients to lower cost treatment areas; from inpatient to outpatient and home STROKE IS A GLOBAL EPIDEMIC

7 SIGNIFICANT OPPORTUNITY 7 2018 2018 2017 US UNITS EUROPE UNITS ROW UNITS ANNUAL UNITS Average Selling Price TOTAL ADDRESSABLE ANNUAL MARKET (TAM) InMotion Clinic InMotion Home ARKE Home ARKE Clinic 1,620 1,620 4,860 8,100 225,000 225,000 450,000 900,000 30,000 30,000 60,000 120,000 540 540 1,620 2,700 $125 K $4.5 K $50 K $75 K $1 B $4 B $6 B $200 M 2020 $5 B $11 B + = + =

# CURRENT IN-MARKET PRODUCTS



## InMotion ARM™ (FDA Cleared)

- Designed to rehabilitate stroke patients with upper body neurological limitations
- Interactive technology that continuously adapts and challenges the patient's ability
- Allows the clinician to efficiently deliver personalized intensive sensorimotor therapy



## InMotion WRIST™ (FDA Cleared)

- Can overcome hypertonicity in even severely impaired neurologic patients
- Can be used by clinicians as a stand-alone treatment option or in addition to the InMotion ARM



## InMotion HAND™ (FDA Cleared)

- Add-on option to the InMotion ARM capable of continuously adapting to the needs of each patient
- Provides assist-as-needed grasp and release training with flexible positioning

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# PRODUCT PORTFOLIO IN DEVELOPMENT



- **ARKE™ Exoskeleton**
  - Lower extremity assistance for the neurologically impaired during inpatient stay
  - Assistance for the mobility impaired, in both the healthcare (neuro) and consumer (the aged) channels
  - Cloud analytics through strategic partnership with IBM
  - Sensors throughout the device, sense body movement and trigger motion
  - Intuitive tablet interface – learning curve for therapists is very low
  - Extend assistive platform from hospital to home and to the mobility challenged senior population (B2C)
- **InMotion ANKLEBOT™**
  - Exoskeletal robotic system using the same design principles in upper extremity rehabilitation
  - Designed in close collaboration with the Newman Laboratory for Biomechanics and Human Rehabilitation at MIT
  - Currently available in multiple clinics for research in the U.S.
- **InMotion HOME**
  - Upper body stroke technology redesigned and adapted for use in the home
  - Extends the continuum of care from the hospital to the home
- **Gait Trainer (MIT Skywalker)**
  - New product candidate for gait in development by Dr. Hermano Krebs at MIT

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# PRODUCT PORTFOLIO SUMMARY

| PRODUCT | DEVELOPMENT | PRE-CLINICAL | CLINICAL | IN MARKET | MILESTONE |
|---|---|---|---|---|---|
| InMotion ARM | | | | | In Market |
| InMotion HAND | | | | | In Market |
| InMotion WRIST | | | | | In Market |
| InMotion AHW V2 | | | | | Commercial Launch Q2 '17 |
| InMotion ANKLEBOT | | | | | File FDA Clearance Q2 '17 |
| ARKE Lower Body Exoskeleton | | | | | Complete 2.1 Clinical Testing Q1 '17 |
| InMotion HOME | | | | | Commercial Launch 2018 |
| Gait Trainer (MIT Skywalker) | | | | | Advance development 2017 |

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• Focuses on habitual movement – repetition of a few functional motor skills • Treatment protocols are non - reproducible • Difficult to quantify true recovery • Low intensity - 25 to 45 movements per session • Focuses on reducing impairment — neural plasticity and remapping of pathways • Reproducible to advanced clinical research standards • Bionik EVAL™ software quantifies true recovery • High intensity - over 1000 movements / session 11 CONVENTIONAL VS BIONIK ROBOTS – IMPROVED OUTCOMES Conventional Therapy Conventional Bionik Robots

# CLINICALLY AND ECONOMICALLY PROVEN

BIONIK LABORATORIES

## Clinical Validation

- Over **200 published papers** reviewing Bionik's products
- Over **1000 patients** studied in clinical trials at prestigious academic and clinical sites
- Demonstrated **clinical and economically significant results** compared to conventional therapy
- Studies meet the highest standards of scientific rigor – independent, randomized, controlled trials

## Economic Validation

U.S. Department of Veterans Affairs

Stroke
Journal of the American Heart Association

**Veteran Affairs Healthcare System clinical trial using Bionik's Products***

- **25%** reduction in healthcare expenses at 36 weeks
  - Robot treated group consumed fewer healthcare resources
  - Reduced outpatient visits
  - Reduced readmissions
- VA study a strong indicator for widespread clinical adoption within bundled reimbursement environment

http://newmanlab.mit.edu/people/

*"An Economic Analysis of Robot-Assisted Therapy for Long-Term Upper-Limb Impairment After Stroke" Todd Wagner, Journal of the American Heart Association, Vol. 42 No. 9 September 2011

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13 BIONIK CLINICAL DATA PROMPTS TREATMENT GUIDELINES • Referencing Bionik’s c li n i c a l tr ial s , AHA's S t r o k e Division assigned highest recommendation level for r o b o t a ssi s t e d t h e r a p y f o r upp er e x t r e m it y m o t o r r e habili t a t ion of moderate to severe s t r o k e p a t i e nt s • VA stroke rehabilitation guidelines recommend robot assisted therapy for upper extremity motor rehabilitation: - VA Objective: “Develop and implement robot - assisted interventions as standard clinical practice for patients who have suffered neurological injury due to conditions such as stroke, spinal cord injury or multiple sclerosis” Sour c e: A m eri c an H e a rt A ss o c i a t io n Scien t i f ic St a t e m ent Publi s he d i n Stroke Miller et a l . (2010) ; 41 : 240 2 - 2448 D ep t . o f Ve t er a n s A ffa ir s a n d D ep t . o f D e f en s e, M a n ag e m ent o f S t roke R eh a bili t a t io n W orking G roup . “VA /D o D C lini c al Pr a ct i c e G uideline f or t he M a n ag e m ent o f S t roke R eh a bili t a t ion, G uideline Su mm a ry. ” W as hin g t on, D . C .: G overn m ent Printing Off i c e, O ct ober (2010) V er s. 2 . 0 , p . 3 7 U R L: ht tp : // www . h eal t hquali t y.va.go v . V A R e s e a r c h a n d D eve l opmen t S t r a t e gi c P la n : 200 9 - 2014

# EXPANSION OF CLINICAL DATA

BIONIK LABORATORIES

## Robot Assisted Training for the Upper Limb after Stroke (RATULS)

- Landmark UK study: Worlds largest study conducted with robotics for rehabilitation
- Funded by the research arm of the National Health Service (NHS), the largest and oldest single-payer healthcare system in the world
- Exclusively uses Bionik's upper body products

*"This is currently the best available technology for robot assisted training for patients with moderate to severe upper limb impairment post stroke. It has CE medical approval and is supported by an infrastructure for production, distribution and maintenance."**

**RATULS -** Three arm randomized controlled trial designed to determine whether robot assisted training improves upper limb function post stroke compared to enhanced upper limb therapy or conventional therapy

**720 subjects across four study centres in United Kingdom**

**Primary outcome:**

- Upper limb function measured by the Action Research Arm Test (ARAT)

**Secondary outcomes**

- Upper limb impairment (Fugl-Meyer Test)
- Activities of daily living (Barthel ADL Index)
- Quality of life (Stroke Impact Scale, EQ-5D-5L)
- Adverse events including upper limb pain (numerical rating scale)

*Robot Assisted Training for the Upper Limb after Stroke: Study Protocol Version 3; August 2, 2016

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# THE BIONIK ADVANTAGE: A PROVEN EFFECT ON THE BRAIN PLASTICITY

InMotion technology **assists the healthcare provider** to:

- Treat based on neuro science principles, not only functional movements
- Delivers progressive "assist-as-needed" individualized treatment plans
- Precisely reproducible and measureable treatment protocols
- Provides high intensity treatment
- Documents patient progress
- Treat multiple patients at same time

Powerful clinical evaluation tool, also suitable for advanced clinical research applications – Biomarker for stroke*

**Circle Evaluation Test**
Measures range of motor coordination, joint independence and coordinated movement planning


25 July
7 August
10 October

**Point to Point Evaluation**
Measures control of changes in acceleration, speed, accuracy, and movement coordination





Source:"Robotic Measurement of Arm Movements After Stroke Establishes Biomarkers of Motor Recovery" Stroke journal of AHA January 2014, Volume 45, Issue 1

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# U.S. INSTALLATIONS AND HIGH PROFILE CUSTOMERS AND PARTNERSHIPS

BIONIK LABORATORIES


Indiana University Health
Northeast Health
St Peter's Health Partners
DMC
DETROIT MEDICAL CENTER
Albany Medical College
Harvard University
Cambridge, Massachusetts
Braintree Rehabilitation Hospital
Braintree, Massachusetts
BRAINTREE
Rehabilitation Hospital
Sister Kenny Institute
Minneapolis, Minnesota
New York Presbyterian Hospital
New York, New York
Rehab Institute of Michigan
Detroit, Michigan
Feinstein Institute
Cleveland Clinic
Cleveland, Ohio
VA Healthcare System
Baltimore, Maryland
Burke Rehabilitation Center
White Plains, New York
BURKE
UNIVERSITY OF UTAH
HEALTH CARE
Riley Children's Hospital
Indianapolis, Indiana
John Hopkins University Baltimore, Maryland
North Shore Long Island Health System
New York, New York
Cardinal Hill Hospital
Louisville, Kentucky
RANCHO LOS AMIGOS
Rancho Los Amigos
Los Angeles, California
Frazier Rehabilitation Institute
Louisville, Kentucky
Kernan Hospital University of Maryland
Baltimore, Maryland
Baptist Medical System
Memphis, Tennessee
BAPTIST
MEMORIAL HEALTH CARE
WELLSTAR.
Memorial
Neuroscience Center
Texas State University
San Marcos, Texas
Miami Baptist Hospital
Miami, Florida
Baptist Health
South Florida

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# INTERNATIONAL CUSTOMERS AND PARTNERSHIPS



Oulu Hospital
Finland
Northumbria Healthcare NHS Trust with Newcastle University
UK
Schön Klinik Hospital
Germany
McGill University
Canada
Clinque Les Trois Soleils
France
Guttman Institute
Spain
Fondazione Salvatore Maugeri
Italy
University of Rome Sapienza
Italy
Bambino Gesu Hospital
Italy
MyungJi Choon Hye Hospital
South Korea
Chungnam National University Hospital
South Korea
Chonbuk National University Hospital
South Korea
Nanakuri Sanitorium
Japan
Queen Elizabeth Hospital
Hong Kong
Chang Gung University
Taiwan
Cardinal Santos Medical Center
Philippines
Rede de Reabilitação Lucy Montoro Hospital
Brazil
Australian NeuroRehabilitation Institute
Australia

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# BIONIK WILL LEAD THE MARKET



Access
In-home products
Broad product range
Leverage clinical data
Innovative revenue models
S&M and distribution infrastructure
Manufacturing & Asian Channel Strategy
Hocoma
Cyberdyne
ReWalk
Tyro Motion
RehaTek
Indigo
Ekso
Myomo
BIONIK LABORATORIES
Commercial strategies to expand access
UK Study (2018)
Bionik
Bionik
Outcomes (Clinical Data)

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19 1. Product Strategy – offer clinically proven products from hospital to home ▪ Improve existing clinical robot offering to make more appealing to commercial clinical decision makers ▪ Expand clinical robot offering into lower extremity – Anklebot , Gait Trainer and Arke ▪ Extend clinical robot offering into home – Rehabilitation with InMotion , assistive for healthcare and consumer with Arke 2. Domestic Strategy – increase clinical install base to establish distribution for home products and build demand for outpatient revenue sharing partners ▪ Launch tactical sales efforts targeting high volume inpatient centers to expose technology and build pipeline ▪ Offer customers new financial models (clinic rental) to reduce capital purchasing cycles and increase clinical install sites ▪ Partner with wellness centers and select outpatient clinics integrated within systems having large social reach 3. International Strategy – access rapidly growing Asian markets ▪ Solidify existing and seek additional partnerships for investment, co - development, market access and cross distribution THE THREE STRATEGIC PILLARS OF OUR COMMERCIAL PLAN

5% cash pay patients • Inpatient rehab hospitals with high volume of stroke patients targeted for our clinical install expansion - 99% of stroke patients are discharged from Acute Care hospitals to Post Acute Care (PAC) settings - 1,100 Independent Rehab Facilities; 15,000 Skilled Nursing Facilities and Home Health Care (HHC) agencies - Stroke patients discharged from PAC require ongoing therapy • High volume PAC providers treat 400 stroke patients per month and produce at minimum $1 Million in annual home robot sales - One new clinical install customer represents $250k in clinical robot sales every 5 years - Customer can discharge 20 cash pay patients (5%) per month with our home robot rental products - Average rental 4.5 months at $1,000 per month = $4,500 per patient - $5 Million in cumulative sales over the normal life of clinical install • PAC providers wanting to capture higher outpatient revenues are targets for our Revenue Sharing Program EXPAND CLINICAL INSTALL BASE TO ESTABLISH DISTRIBUTION FOR HOME PRODUCTS AND DEMAND FOR REVENUE SHARING 20 patients per month @ $4,500 per patient = $1M annually per clinical installation

21 FINANCIAL SNAPSHOT - OTCQX: BNKL STOCK TICKER SYMBOL OTCQX: BNKL Market Capitalization as of February 24, 2017* $59.9 M Shares Outstanding* 96.4 M Warrants at exercise price of $1.40 16.4 M Warrants at exercise price of $0.80 1.2 M Cash as of December 31, 2016 $0.6 M Amount received in grants to date $2.5 M *Includes exchangeable shares

22 GROWTH STRATEGY • Building sales and distribution channels • Building new revenue models • Securing strategic investors and partners in key markets • Building pipeline organically and through licensing/acquisitions • Leveraging MIT relationships to expand product portfolio Expanded and Focused Development Programs MIT Technology In - House R&D Strategic Partners Licensing / Acquisitions University Networks

# MANAGEMENT TEAM

- **Peter Bloch, CPA, CA – Chief Executive Officer**
  - Over 25 years of executive management experience with proven track record of building public and private technology companies. Former CFO and joint Interim CEO of Sanofi Canada, CFO of Intellivax, Gennum TSX:GNM (n/k/a Semtech NASDAQ:SMTC), Just Energy (NYSE/TSX:JE); and Founder of Tribute Pharmaceuticals
- **Hermano Igo Krebs, Ph.D., M.S. – Co-Founder and Chief Science Officer**
  - Pioneer in the design, development, clinical use and research of robots used to administer rehabilitation therapy to patients with neurological injury. Principal Research Scientist and Lecturer at the Massachusetts Institute of Technology
- **Michal Prywata – Co-Founder and Chief Technical Officer**
  - Co - Founder of Bionik. Biomedical engineering experience with a track record of winning technology showcases and experience developing technologies that address significant and untapped markets
- **Tim McCarthy – Chief Commercialization Officer**
  - Experienced commercial leader in breakthrough medical technology and robotic companies. Top-producing and results-oriented leader with 20+ years of accomplishments in developing commercial strategies and growing multimillion-dollar revenues. Past experience as CEO at BionX Medical Technologies (2009 – 2014) where he led MIT invented artificial limb robot from prototype to $35 Million in first generation product sales and as VP Sales and Marketing at Ossur (2000 – 2009) leading market strategies to support growth from $40 Million to $360 Million in annual sales.
- **Jules Fried – VP, U.S. Operations**
  - Serial entrepreneur, having built and led a two-time Inc. 500 capital equipment manufacturer as a founding management team member. Founder and member of the Board of Directors of First Commons Bank. Former partner in the law firm of McDermott, Will & Emery
- **Leslie N. Markow, CPA, CA, CPA (Illinois) C.Dir – Chief Financial Officer**
  - Over 25 years of finance/accounting leadership experience. Former CFO of SunOpta (NASDAQ: STKL)

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24 Board of Directors • Dr. Robert Hariri • Independent Director • Chairman, Founder, Chief Scientific Officer, and former Chief Executive Officer of Celgene Cellular Therapeutics; Board member of Myos Corporation and Provista Diagnostics • Marc Mathieu • Independent Director • Chief Marketing Officer of Samsung North America; Former Senior Vice President of Global Marketing at Unilever; Chairman and Co - Founder of We&Co • Peter Bloch, CPA, CA • Chairman and Chief Executive Officer • Hermano Krebs, Ph.D., M.S. • Chief Science Officer • Michal Prywata • Co - Founder and Chief Operating Officer Key Advisors • Neville Hogan, Ph.D., M.S, M.E. • Sun Jae Professor of Mechanical Engineering, Professor of Brain and Cognitive Sciences, and Director of the Newman Laboratory for Biomechanics and Human Rehabilitation at MIT • Andre Jacques Auberton - Herve • Co - Founder, President and CEO of Soitec for 23 years • Built an international company in 10 countries, 5 manufacturing facilities (Europe, Asia, US) • Dr. Edward Lemaire • Clinical Trial Advisor & Investigator; Clinical Investigator, Centre for Rehabilitation Research, Clinical Epidemiology, Ottawa Hospital Research Institute BOARD AND ADVISORS

Advance development products through to commercialization 25 Focus on revenue generation and market expansion Launch of AHW Version 2 InMotion product line Uplist to National Exchange (NASDAQ) EXECUTION OF NEAR - TERM PRIORITIES Advance distribution & development deals with potential Asian partners Further expand product portfolio through acquisitions/licensing

26 INVESTMENT SUMMARY • Proprietary robotics product line focused on stroke rehabilitation and assistive technology solutions from hospital to home • Proven clinical evidence differentiates product portfolio and puts Bionik in a leading position for reimbursement • Positioning to lead emerging market providing solutions to $11 billion addressable market • Highly experienced team executing on robust commercial strategy to fuel revenue generation • Advancing growth strategy with late - stage distribution and development negotiations to expand reach into key markets

27 Phone + 1.416.640.7887 IR Contact jtc@jenenethomascommunications.com Headquarters 483 Bay Street, Office N105 Toronto, ON M5G 2C9 Canada www.bioniklabs.com OTCQX:BNKL